AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 5, 1998
                                                    Registration No. 333-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                              FALCON PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                    43-0730877
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                      Identification No.)

  9387 Dielman Industrial Drive
       St. Louis, Missouri                               63132
(Address of Principal Executive Offices)              (Zip Code)

               Falcon Products, Inc. Employee Stock Purchase Plan
    Falcon Products, Inc. Non-Employee Directors' Deferred Compensation Plan
                            (Full Title of the Plans)

                               Franklin A. Jacobs
                      President and Chief Executive Officer
                              Falcon Products, Inc.
                          9387 Dielman Industrial Drive
                            St. Louis, Missouri 63132
                     (Name and Address of Agent For Service)

                                 (314) 991-9200
                     (Telephone Number, Including Area Code,
                              Of Agent For Service)

                        Copies of all correspondence to:

                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                 Proposed         Proposed
Title Of                         Maximum          Maximum
Securities To   Amount To Be   Offering Price    Aggregate        Amount Of
Be Registered   Registered(1)   Per Share(2)    Offering Price  Registration Fee
================================================================================
Common Stock      600,000         $12.50         $7,500,000      $2,212.50
$.02 par
================================================================================


(1) Represents maximum number of shares of Common Stock available for issuance under the Falcon Products, Inc. Employee Stock Purchase Plan and the Falcon Products, Inc. Non-Employee Directors' Deferred Compensation Plan.

(2) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low prices per share of the Registrant's Common Stock as reported on the New York Stock Exchange August 4, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

         (c) The description of the Registrant's common stock which is contained in the registration statement filed by the Registrant under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Gallop, Johnson & Neuman, L.C. (the "Firm"), legal counsel to the Registrant, has rendered a legal opinion with respect to the validity of the securities being registered hereby and certain other legal matters. As of January 16, 1998, the Firm owned 49,627 shares of the Registrant's common stock. In addition, Donald P. Gallop, Chairman of the Firm and a director of the Registrant, beneficially owned 246,277 shares of the Registrant's common stock including 162,494 shares held in a trust for the benefit of the children of Franklin A. Jacobs, President and Chief Executive Officer of the Registrant, 49,627 shares owned of record by the Firm, 1,324 shares which Mr. Gallop owned of record as custodian for the benefit of his children and options to acquire 8,250 shares, as of January 16, 1998.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents. Consistent therewith, Article IX of the Registrant's Amended and Restated Bylaws requires that the Registrant indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by
Section 145. Article IX also provides that expenses incurred by an officer, director, employee or agent of the Registrant or any of its direct or indirect wholly owned subsidiaries in defending a civil or criminal action, suit or proceeding, will be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Registrant as authorized.

         The Registrant maintains a claims-made policy of directors' and officers' liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all directors and officers of the Registrant and subsidiary companies, more than 50 percent of the outstanding voting stock of which is directly or indirectly owned by the Registrant. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all Losses (as defined) which the directors and officers, or any of them, shall become legally obligated to pay, from claims made against them during the policy period for Wrongful Acts (as defined), which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of the Registrant or a subsidiary thereof, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of the Registrant or such subsidiary. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $15,000,000 in the aggregate for all Losses per year. The policy contains various reporting requirements and exclusions. The Registrant also maintains a claims-made policy which provides coverage for the Registrant, its directors and officers, against loss, liability, cost or expense (as defined) incurred under the federal securities laws.

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings

(a)    The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)  Not Applicable.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)      Not Applicable.

(j)      Not Applicable.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of St. Louis, state of Missouri, on August 4, 1998, 1998.

                              FALCON PRODUCTS, INC.


                              By:    /s/ Franklin A. Jacobs
                                  ----------------------------------------------
                                     Franklin A. Jacobs,
                                     Chairman, President and Chief
                                     Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Falcon Products, Inc., hereby severally and individually constitute and appoint Franklin A. Jacobs and Michael J. Dreller and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

 Name                                Title                         Date
 ----                                -----                         ----


 /s/ Franklin A. Jacobs         Chairman, President,          August 4, 1998
-------------------------       Chief Executive
Franklin A. Jacobs              Officer and Director
                                (Principal Executive Officer)




 /s/ Michael J. Dreller         Vice President,               August 4, 1998
-------------------------       Chief Financial Officer,
Michael J. Dreller              Secretary and Treasurer
                                (Principal Financial and
                                Accounting Officer)



-------------------------       Director
Raynor E. Baldwin


 /s/ Melvin F. Brown            Director                      August 4, 1998
-------------------------
Melvin F. Brown


-------------------------      Director
Donald P. Gallop


-------------------------      Director
James L. Hoagland


 /s/ S. Lee Kling               Director                      August 4, 1998
-------------------------
S. Lee Kling


 /s/ Lee M. Liberman            Director                      August 4, 1998
-------------------------
Lee M. Liberman


 /s/ Darryl C. Rosser           Director                      August 4, 1998
-------------------------
Darryl C. Rosser


 /s/ James Schneider            Director                      August 4, 1998
-------------------------
James Schneider

                                    FORM S-8

                              Falcon Products, Inc.

                                  EXHIBIT INDEX

Exhibit
Number                      Description                                 Page
-------                     -----------                                 ----

  4.1     Falcon Products, Inc. Employee Stock Purchase Plan.

  4.2     Falcon Products, Inc. Non-Employee Directors' Deferred
          Compensation Plan.

  5.1     Opinion of Gallop, Johnson & Neuman, L.C.

 23.1     Consent of Arthur Andersen, L.L.P., independent auditors.

 23.2     Consent of Gallop, Johnson & Neuman, L.C.
          (included in Exhibit 5.1).

 24.1 Power of Attorney (included on signature page of the registration statement).